EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Post-Effective Amendment No. 1, to the Registration Statement on Form S-1 of our report dated March 30, 2022, relating to the consolidated financial statements of XOS, Inc. and Subsidiaries, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Irvine, California

April 6, 2022